Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

SECOND QUARTER FISCAL 2017 RESULTS

ACTON, Mass. (Sept. 1, 2016) – SeaChange International, Inc. (NASDAQ: SEAC) today reported second quarter fiscal 2017 revenue of $18.5 million and U.S. GAAP loss from operations of $11.7 million, or $0.33 per basic share, compared to second quarter fiscal 2016 revenue of $27.9 million and U.S. GAAP loss from operations of $4.8 million, or $0.14 per basic share.

The Company’s U.S. GAAP second quarter fiscal 2017 results included non-GAAP charges of $4.1 million, which consisted primarily of severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-operating expense professional fees, while the second quarter fiscal 2016 results included $3.5 million of similar non-GAAP charges. Non-GAAP loss from operations for the second quarter of fiscal 2017 was $7.6 million, or $0.21 per basic share, compared to the second quarter of fiscal 2016 non-GAAP loss from operations of $1.3 million, or $0.04 per basic share.

For the first six months of fiscal 2017, the Company posted revenue of $40.0 million and a U.S. GAAP loss from operations of $21.2 million, or $0.61 per basic share compared to revenue of $51.0 million and U.S.GAAP loss from operations of $14.2 million, or $0.42 per basic share in the same prior period. The Company posted a non-GAAP loss from operations for the first six months of fiscal 2016 of $14.4 million, or $0.41 per basic share compared to a non-GAAP loss from operations of $8.1 million, or $0.24 per basic share for the same period of the prior fiscal year.

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SeaChange Q2 FY17 Results/Page 2

“Although we have made significant progress in executing improvements to the Company’s operations, introducing new products, expanding our sales capability, and building a pipeline for the second half of fiscal 2017, the financial results from our actions are taking longer to achieve. We continue to make good progress on converting our legacy back office customer base to Adrenalin and upgrading our existing Adrenalin customers to our latest release, which supports ultra high definition video and offers expanded features and functionality,” said Ed Terino, Chief Executive Officer, SeaChange.

“During the second quarter, we secured a large Adrenalin upgrade deal with a North American customer, as well as two Axiom to Adrenalin migrations in the Americas, and a new Rave OTT win with an international distributor of film and television content. We are encouraged by the continued growth in our revenue pipeline for the second half of fiscal 2017 and remain confident in our ability to attain the intermediate-term targets that we introduced earlier this year.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “We continue to tightly control our expenses and are in the process of finalizing additional cost reduction measures with the goal of restoring SeaChange to profitability and positive cash flow later this year. In addition, we remain focused on improving collections to reduce working capital needs and increase operating cash flow.”

SeaChange ended the second quarter of fiscal 2017 with cash, cash equivalents and marketable securities of $51 million, and no debt outstanding.

Following a review of our operations, liquidity and funding, and investment in our product roadmap, we determined that the ability to access certain amounts of foreign earnings would provide greater flexibility to meet the Company’s working capital needs. Accordingly, in the second quarter of fiscal 2017, SeaChange withdrew the permanent reinvestment assertion on $58.6 million of earnings generated by the Company’s Irish operations and recorded a deferred tax liability of $14.7 million related to the foreign income taxes on these undistributed earnings. The deferred tax liability will not result in cash taxes in the short term and SeaChange is working to try to minimize the potential cash tax impact of this move in future periods.

Outlook

SeaChange anticipates third quarter fiscal 2017 revenue to be in the range of $20 million to $23 million, U.S. GAAP loss from operations to be in the range of $0.20 to $0.25 per basic share, and non-GAAP loss from operations to be in the range of $0.15 to $0.20 per basic share. For full fiscal 2017, SeaChange now anticipates revenue to be in the range of $83 million to $88 million, U.S. GAAP loss from operations to be in the range of $0.85 to $0.95 per basic share, and non-GAAP operating loss to be in the range of $0.50 to $0.60 per basic share.

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SeaChange Q2 FY17 Results/Page 3

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing and scope of restructuring activities, and stock price fluctuations. The Company has made no provision for restructuring expense in its outlook for the third quarter of fiscal 2017.

Conference Call

The Company will host a conference call to discuss its second quarter fiscal 2017 results at 5:00 p.m. ET today, Thursday, September 1, 2016. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. A replay of the conference call will be available by phone through September 15, 2016 at 877-660-6853 (U.S.) or 201-612-7415 (international), conference ID 1364-3249. The webcast will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of Pay TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As a three-time Emmy award-winning organization with 23 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

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SeaChange Q2 FY17 Results/Page 4

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, operating loss, cost saving initiatives and related costs savings and other financial matters, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the inability to meet revenue targets for our SaaS-based multiscreen service offering; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand by one of the Company’s large customers; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the Company’s ability to generate sufficient revenues to reduce its losses or regain profitability; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to access sufficient funding to finance desired growth and operations; the impact of changes in the market on the value of our investments; any impairment of the Company’s assets; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work;

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SeaChange Q2 FY17 Results/Page 5

additional tax liabilities to which the Company may be subject; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party datacenter hosting facilities; the implementation of restructuring programs; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 13, 2016. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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SeaChange Q2 FY17 Results/Page 6

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	July 31, 2016	January 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$38,666	$58,733
Restricted cash	185	82
Marketable securities	12,031	12,268
Accounts and other receivables, net	13,103	26,331
Unbilled receivables	11,592	10,680
Inventories, net	1,465	1,682
Prepaid expenses and other current assets	3,190	3,827
Property and equipment, net	13,096	14,129
Goodwill and intangible assets, net	51,886	44,301
Other assets	5,158	5,636

Total assets	$150,372	$177,669

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$17,424	$23,546
Deferred stock consideration	—	3,205
Deferred revenues	12,149	17,410
Deferred tax liabilities and income taxes payable	17,051	1,389
Other long term liabilities	1,272	1,101

Total liabilities	47,896	46,651

Total stockholders’ equity	102,476	131,018

Total liabilities and stockholders’ equity	$150,372	$177,669

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SeaChange Q2 FY17 Results/Page 7

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Products	$2,535	$6,955	$6,735	$10,119
Services	15,917	20,916	33,287	40,929

Total revenues	18,452	27,871	40,022	51,048

Cost of revenues:
Products	1,108	1,561	2,682	3,238
Services	9,487	11,663	19,946	22,866
Amortization of intangible assets	316	192	632	373
Stock-based compensation expense	85	28	157	28

Total cost of revenues	10,996	13,444	23,417	26,505

Gross profit	7,456	14,427	16,605	24,543

Operating expenses:
Research and development	7,727	8,370	16,426	17,903
Selling and marketing	3,862	3,630	7,419	7,298
General and administrative	3,835	3,911	7,906	7,798
Amortization of intangible assets	582	1,024	1,032	1,965
Stock-based compensation expense	854	1,128	894	1,839
Earn-outs and change in fair value of earn-outs	249	481	249	983
Professional fees - other	172	16	304	144
Severance and other restructuring costs	1,843	617	3,618	829

Total operating expenses	19,124	19,177	37,848	38,759

Loss from operations	(11,668)	(4,750)	(21,243)	(14,216)
Other (expenses) income, net	(635)	(199)	287	(428)

Loss before income taxes and equity income in earnings of affiliates	(12,303)	(4,949)	(20,956)	(14,644)
Income tax provision	14,581	78	14,835	225
Equity income in earnings of affiliates, net of tax	—	—	—	17

Net loss	$(26,884)	$(5,027)	$(35,791)	$(14,852)

Net loss per share:
Basic	$(0.77)	$(0.16)	$(1.03)	$(0.45)

Diluted	$(0.77)	$(0.16)	$(1.03)	$(0.45)

Weighted average common shares outstanding:
Basic	35,115	33,350	34,739	33,339

Diluted	35,115	33,350	34,739	33,339

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SeaChange Q2 FY17 Results/Page 8

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Six Months Ended July 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(35,791)	$(14,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,567	1,703
Amortization of intangible assets	1,664	2,338
Fair value of acquisition-related contingent consideration	249	983
Stock-based compensation expense	1,051	1,867
Deferred income taxes	14,649	44
Other	195	58
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	14,023	(1,147)
Unbilled receivables	(565)	(3,850)
Inventories	19	(732)
Prepaid expenses and other assets	1,053	(598)
Accounts payable	(1,607)	1,875
Accrued expenses	(5,398)	(3,127)
Deferred revenues	(5,419)	(1,929)
Other	122	(832)

Total cash used in operating activities	(14,188)	(18,199)

Cash flows from investing activities:
Purchases of property and equipment	(403)	(795)
Investment in capitalized software	—	(1,453)
Purchases of marketable securities	—	(2,002)
Proceeds from sale and maturity of marketable securities	252	4,003
Cash paid for acquisition of business, net of cash acquired	(5,243)	(11,686)
Other investing activities	(83)	—

Total cash used in investing activities	(5,477)	(11,933)

Cash flows from financing activities:
Proceeds from issuance of common stock relating to stock option exercises	33	20
Other financing activities	(4)	—

Total cash provided by financing activities	29	20

Effect of exchange rate changes on cash	(431)	653

Net decrease in cash and cash equivalents	(20,067)	(29,459)

Cash and cash equivalents, beginning of period	58,733	90,019

Cash and cash equivalents, end of period	$38,666	$60,560

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SeaChange Q2 FY17 Results/Page 9

Use of Non-GAAP Financial Information

We define non-GAAP income (loss) from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, non-operating expense professional fees and severance and other restructuring costs. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP income (loss) from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP income (loss) from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expenses due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

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SeaChange Q2 FY17 Results/Page 10

Professional Fees - Other. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

The following table reconciles the Company’s estimated U.S. GAAP income (loss) from operations to the Company’s non-GAAP income (loss) from operations:

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SeaChange Q2 FY17 Results/Page 11

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended July 31, 2016			Three Months Ended July 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$2,535	$—	$2,535	$6,955	$—	$6,955
Services	15,917	—	15,917	20,916	—	20,916

Total revenues	18,452	—	18,452	27,871	—	27,871

Cost of revenues:
Products	1,108	—	1,108	1,561	—	1,561
Services	9,487	—	9,487	11,663	—	11,663
Amortization of intangible assets	316	(316)	—	192	(192)	—
Stock-based compensation	85	(85)	—	28	(28)	—

Total cost of revenues	10,996	(401)	10,595	13,444	(220)	13,224

Gross profit	7,456	401	7,857	14,427	220	14,647

Gross profit percentage	40.4%	2.2%	42.6%	51.8%	0.8%	52.6%
Operating expenses:
Research and development	7,727	—	7,727	8,370	—	8,370
Selling and marketing	3,862	—	3,862	3,630	—	3,630
General and administrative	3,835	—	3,835	3,911	—	3,911
Amortization of intangible assets	582	(582)	—	1,024	(1,024)	—
Stock-based compensation expense	854	(854)	—	1,128	(1,128)	—
Earn-outs and change in fair value of earn-outs	249	(249)	—	481	(481)	—
Professional fees - other	172	(172)	—	16	(16)	—
Severance and other restructuring costs	1,843	(1,843)	—	617	(617)	—

Total operating expenses	19,124	(3,700)	15,424	19,177	(3,266)	15,911

(Loss) income from operations	$(11,668)	$4,101	$(7,567)	$(4,750)	$3,486	$(1,264)

(Loss) income from operations percentage	(63.2%)	22.2%	(41.0%)	(17.0%)	12.5%	(4.5%)

Weighted average common shares outstanding:
Basic	35,115	35,115	35,115	33,350	33,350	33,350

Diluted	35,115	35,171	35,115	33,350	33,546	33,350

Non-GAAP operating (loss) income per share:
Basic	$(0.33)	$0.12	$(0.21)	$(0.14)	$0.10	$(0.04)

Diluted	$(0.33)	$0.12	$(0.21)	$(0.14)	$0.10	$(0.04)

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SeaChange Q2 FY17 Results/Page 12

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Six Months Ended July 31, 2016			Six Months Ended July 31, 2015
	GAAP As Reported	Adjustments	Non-GAAP	GAAP As Reported	Adjustments	Non-GAAP
Revenues:
Products	$6,735	$—	$6,735	$10,119	$—	$10,119
Services	33,287	—	33,287	40,929	—	40,929

Total revenues	40,022	—	40,022	51,048	—	51,048

Cost of revenues:
Products	2,682	—	2,682	3,238	—	3,238
Services	19,946	—	19,946	22,866	—	22,866
Amortization of intangible assets	632	(632)	—	373	(373)	—
Stock-based compensation	157	(157)	—	28	(28)	—

Total cost of revenues	23,417	(789)	22,628	26,505	(401)	26,104

Gross profit	16,605	789	17,394	24,543	401	24,944

Gross profit percentage	41.5%	2.0%	43.5%	48.1%	0.8%	48.9%
Operating expenses:
Research and development	16,426	—	16,426	17,903	—	17,903
Selling and marketing	7,419	—	7,419	7,298	—	7,298
General and administrative	7,906	—	7,906	7,798	—	7,798
Amortization of intangible assets	1,032	(1,032)	—	1,965	(1,965)	—
Stock-based compensation expense	894	(894)	—	1,839	(1,839)	—
Earn-outs and change in fair value of earn-outs	249	(249)	—	983	(983)	—
Professional fees - other	304	(304)	—	144	(144)	—
Severance and other restructuring costs	3,618	(3,618)	—	829	(829)	—

Total operating expenses	37,848	(6,097)	31,751	38,759	(5,760)	32,999

(Loss) income from operations	$(21,243)	$6,886	$(14,357)	$(14,216)	$6,161	$(8,055)

(Loss) income from operations percentage	(53.1%)	17.2%	(35.9%)	(27.8%)	12.0%	(15.8%)

Weighted average common shares outstanding:
Basic	34,739	34,739	34,739	33,339	33,339	33,339

Diluted	34,739	34,804	34,739	33,339	33,512	33,339

Non-GAAP operating (loss) income per share:
Basic	$(0.61)	$0.20	$(0.41)	$(0.42)	$0.18	$(0.24)

Diluted	$(0.61)	$0.20	$(0.41)	$(0.42)	$0.18	$(0.24)

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SeaChange Q2 FY17 Results/Page 13

The following table reconciles the Company’s forecasted U.S. GAAP loss from operations to the Company’s forecasted non-GAAP loss from operations for the Company’s third fiscal quarter and full fiscal 2017:

SeaChange International, Inc.

GAAP to Non-GAAP Reconciliation of Guidance

(Unaudited, amounts in thousands)

	Three Months Ended October 31, 2016			Twelve Months Ended January 31, 2017
GAAP third quarter revenue guidance:	$20,000	to	$23,000	$83,000	to	$88,000
GAAP loss from operations per basic share	$0.25		$0.20	$0.95		$0.85
Exclude stock compensation expense	0.03		0.03	0.09		0.09
Exclude amortization of intangible assets	0.02		0.02	0.08		0.08
Exclude earnouts	—		—	0.01		0.01
Exclude professional fees associated with divestitures	—		—	0.01		0.01
Exclude restructuring costs	—		—	0.16		0.16

Non-GAAP loss from operations per basic share	$0.20		$0.15	$0.60		$0.50

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SeaChange Q2 FY17 Results/Page 14

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
Product Revenues:
Video Platform	$1,785	$3,890	$4,351	$5,171
Advertising	—	241	121	337
User Experience	(85)	27	292	(115)
Hardware	406	2,240	932	3,595
Third-party Products	429	557	1,039	1,131

Total Product Revenues	2,535	6,955	6,735	10,119

Service Revenues:
Maintenance and Support	9,076	10,151	18,753	19,565
SaaS	808	814	1,795	1,313
Professional Services - Video Platform	5,653	5,541	10,365	10,437
User Experience	380	4,410	2,374	9,614

Total Service Revenues	15,917	20,916	33,287	40,929

Total Revenues	$18,452	$27,871	$40,022	$51,048

— end press release and tables —